                                                                     Exhibit 4.1

                  [FORM OF FIXED RATE GLOBAL MEDIUM-TERM NOTE]

         If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depositary") or a nominee of the Depositary, this Note is a Global Security and the following legends apply:

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID," "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

REGISTERED                                                      PRINCIPAL AMOUNT
No. FX                   CUSIP No. _______________                             $



                                 ADVANTA CORP.
                           MEDIUM-TERM NOTE, SERIES D
                                  (Fixed Rate)

ORIGINAL ISSUE DATE:             INTEREST RATE:                STATED MATURITY
                                                               DATE:




INTEREST PAYMENT DATES
(IF OTHER THAN JUNE 15
AND DECEMBER 15):

INITIAL REDEMPTION             INITIAL REDEMPTION          ANNUAL REDEMPTION
DATE:                          PERCENTAGE:                 PERCENTAGE REDUCTION:




OPTIONAL REPAYMENT DATE(S):





DAY COUNT CONVENTION
/  /  30/360 FOR THE PERIOD FROM                            TO
/  /  ACTUAL/360 FOR THE PERIOD FROM                        TO
/  /  ACTUAL/ACTUAL FOR THE PERIOD FROM                     TO

ADDENDUM ATTACHED:                ORIGINAL ISSUE DISCOUNT:
/  /  Yes                         /  / Yes
/  /  No                          /  / No
                                           Total Amount of OID:
                                           Yield to Maturity:
                                           Initial Accrual Period:


OTHER PROVISIONS:





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
         Advanta Corp., a Delaware corporation ("Issuer" or the "Company,"
which terms include any successor corporation under the Indenture hereinafter
referred to), for value received, hereby promises to pay to      , or registered
assigns, the principal sum of DOLLARS on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity
Date), and to pay interest thereon at the Interest Rate per annum specified above, until the principal hereof is paid or duly made available for payment. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

         The Company will pay interest on each Interest Payment Date specified above, commencing on the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (as defined below) (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture, being referred to hereinafter as a "Maturity" with respect to principal payable on such date); provided, however, that if the Original Issue Date falls between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the Interest Payment Date immediately following the next succeeding Regular Record Date to the registered Holder on such next succeeding Regular Record Date. Except as provided above, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the "Regular Record Date" with respect to any Interest Payment Date shall be the date 15 calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the Original Issue Date specified above, to but excluding such Interest Payment Date or Maturity, as the case may be. If the Maturity or an Interest Payment Date for this Note falls on a day which is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day with the same force and effect as if made on such Maturity or Interest Payment Date, as the case may be, and no interest shall accrue on the amount so payable for the period from and after such Maturity or Interest Payment Date, as the case may be. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable.





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
         Notwithstanding anything else contained herein, if this Note is a Global Security as specified on the face hereof and is held in book-entry form through the facilities of the Depositary, payments on this Note will be made to the Depositary or its nominee in accordance with the arrangements then in effect between the Trustee and the Depositary.

         Payment of the principal of, premium, if any, and interest on this Note at Maturity will be made in immediately available funds upon presentation of this Note at the Office or Agency of the Company maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest on this Note (other than at Maturity) will be made at the Office or Agency of the Company maintained by the Company for such purpose or, at the option of the Company, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date. Notwithstanding the foregoing, a Holder of $10,000,000 or more in aggregate principal amount of the Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee at least 16 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder.

         Unless the certificate of authentication hereon has been executed by or on behalf of The Chase Manhattan Bank , the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         This Note is one of a duly authorized series of Securities (hereinafter called the "Securities") of the Company, which series of the Securities is limited to an aggregate principal amount of up to not more than $500,000,000 (or the equivalent thereof, determined as of the respective dates of issuance, in any other currency or currencies) (the issue price of any original issue discount Notes being treated as the principal amount thereof), designated as its Medium-Term Notes, Series D (the "Notes"); provided, however, that the foregoing limit may be increased by the Company. The Notes are issued and to be issued under an Indenture dated as of November 15, 1993 (herein called the "Indenture") between the Company and The Chase Manhattan Bank to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee (as defined below) and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The Chase Manhattan Bank (National Association) shall act as Trustee with respect to the Notes (herein called the "Trustee", which term includes any successor Trustee with respect to the Notes, under the Indenture). The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.





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
         The Notes are issuable only in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes denominated as authorized, as requested by the Holder surrendering the same.

         Except as otherwise provided in the Indenture and as set forth below, the Notes will be issued in global form only, registered in the name of the Depositary or its nominee and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary. If this Note is a Global Security, this Note is exchangeable only if (a) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security and a successor depositary is not appointed by the Company within 60 days or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (b) the Company in its sole discretion determines that this Global Security shall be exchangeable for definitive Securities of this series in registered form or (c) an Event of Default with respect to the Notes represented hereby has occurred and is continuing.

         This Note is not subject to any sinking fund and, unless otherwise provided above in accordance with the provisions of the following paragraphs, is not redeemable or repayable prior to the Stated Maturity Date.

         If so provided above, this Note may be redeemed by the Company on any date on and after the Initial Redemption Date, if any, specified above. If no Initial Redemption Date is set forth above, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of $1,000 (provided that any remaining principal hereof shall be at least $100,000) at the option of the Company at the applicable Redemption Price (as defined below), together with accrued interest, if any, hereon at the applicable rate payable to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         Unless otherwise specified above, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and, if greater than 100%, shall decline at each anniversary of the Initial Redemption Date, shown above, by the Annual Redemption Percentage Reduction, if any, specified above, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

         This Note may be subject to repayment at the option of the Holder on the Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Date(s) are set forth above, this Note is not subject to repayment at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in





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
part in increments of $1,000 (provided that any remaining principal hereof shall be at least $100,000) at the option of the Holder hereof at a repayment price equal to 100% of the principal amount to be repaid, together with accrued interest, if any, hereon at the applicable rate payable to the relevant Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at its Corporate Trust Office, or such address which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the relevant Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note for the unrepaid portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

         Interest payments on this Note shall include interest accrued from and including the Original Issue Date indicated above, or the most recent date to which interest has been paid or duly provided for, to but excluding the related Interest Payment Date or Maturity, as the case may be. Interest payments for this Note shall be computed and paid on the basis of a 360-day year of twelve 30-day months if the Day Count Convention specified above is "30/360" for the period specified thereunder, on the basis of the actual number of days in the related month and a 360-day year if the Day Count Convention specified above is "Actual/360" for the period specified thereunder or on the basis of the actual number of days in the related year and month if the Day Count Convention specified above is "Actual/Actual" for the period specified thereunder.

         As used herein, "Business Day" means, unless otherwise specified above, any day that in The City of New York is not a day on which banking institutions are authorized or required by law or regulation to close.

         Any provision contained herein with respect to the calculation of the rate of interest applicable to this Note, its Interest Payment Dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected thereby at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities





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
of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless: (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes; (ii) the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity; (iii) the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request; and (iv) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.





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
         No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto, or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

         [SEAL]                       Advanta Corp.



                                      By:
                                          --------------------------------------
                                            Name:    Jeffrey D. Beck
                                            Title:   Vice President and
                                                     Treasurer

Attest:



By:
    -----------------------------
    Name:   Gene S. Schneyer
    Title:  Secretary



CERTIFICATE OF AUTHENTICATION
This is one of the Notes of
the series designated herein
referred to in the within-mentioned
Indenture.

THE CHASE MANHATTAN BANK,

   as Trustee



By:                                             Dated:
     -----------------------------------               -------------------------
     Authorized Officer





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
                           OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at
                                           -------------------------------------

--------------------------------------------------------------------------------
        (Please print or typewrite name and address of the undersigned)

         For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown above, this Note with this "Option to Elect Repayment" form duly completed.

         If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000 provided that any remaining principal hereof shall be at least $100,000) which the Holder elects to have repaid and specify the denomination or denominations (which shall be at least $100,000 or an integral multiple of $1,000 in excess thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).


$
 ------------------------------
                                               NOTICE:  The signature on this
Date                                           Option to Elect Repayment must
     --------------------------                correspond with the name as
                                               written upon the face of this
                                               Note in every particular,
                                               without alteration or
                                               enlargement or any change
                                               whatever.






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
                            ASSIGNMENT/TRANSFER FORM


         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto
                               -------------------------------------------------
                                       (insert Taxpayer Identification No.)

--------------------------------------------------------------------------------
  (Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


Dated:
       --------------------------------------

         NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.





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
                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

                 TEN COM--as tenants in common

                 UNIF     GIFT MIN ACT--..............Custodian...........
                                           (Cust)               (Minor)

                                        Under Uniform Gifts to Minors Act
                                        ....................................
                                                      (State)

                 TEN ENT--as tenants by the entireties
                 JT TEN--as joint tenants with right of survivorship
                            and not as tenants in common

   Additional abbreviations may also be used though not in the above list.





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